Exhibit 99

VIACOM REPORTS RESULTS FOR JUNE QUARTER;
ADJUSTED EARNINGS PER SHARE UP 4% TO A RECORD $1.47

New York, NY, August 6, 2015 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the quarter ended June 30, 2015, including a 4% increase in adjusted diluted earnings per share to $1.47, a record high for the June quarter.
Fiscal Year 2015 Results

(in millions, except per share amounts)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Revenues	$3,058	$3,421	(11)%	$9,480	$9,792	(3)%
Operating income	1,084	1,086	—	2,057	2,918	(30)
Adjusted operating income*	1,084	1,086	—	2,865	2,918	(2)
Net earnings from continuing operations attributable to Viacom	591	611	(3)	1,038	1,660	(37)
Adjusted net earnings from continuing operations attributable to Viacom*	591	618	(4)	1,596	1,647	(3)
Diluted EPS from continuing operations	1.47	1.40	5	2.54	3.73	(32)
Adjusted diluted EPS from continuing operations*	$1.47	$1.42	4%	$3.91	$3.70	6%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release. There were no adjustments for the quarter ended June 30, 2015. Results for the nine months ended June 30, 2015 were adjusted to exclude the effect of restructuring and programming charges, pension settlements and discrete tax items. Results for the quarter and nine months ended June 30, 2014 were adjusted to exclude the effect of loss on extinguishment of debt. Results for the nine months were also adjusted to exclude the effect of discrete tax items.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom is meeting the challenges of a rapidly-changing media landscape by creating exciting, unique content that connects with audiences on all platforms. Our management team is positioning Viacom for success, and I am confident that we have the strategies in place to thrive.”
Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom continues to drive change in our business, creating unprecedented levels of original content, forging innovative marketing and distribution partnerships, and prioritizing international growth through organic expansion and strategic investments. Our Media Networks are quickly bringing innovative data-based advertising products to market, broadening our sales capabilities and developing new solutions for marketing partners that capture the full scope and depth of our powerful multiplatform brands. We introduced several popular new series in the third quarter, including Lip Sync Battle and Scream and expanded agreements with important distribution partners. Paramount also set the stage for the return of one of the studio's most successful franchises, Mission: Impossible, and is anticipating the broadcast premiere of the first Paramount Television production, Minority Report, next month.
"Underpinning this, we are operating more efficiently than ever, accelerating content development and delivering programming more quickly to audiences on all screens. We maintain a strong balance sheet, giving us significant financial flexibility and we remain committed to resuming Viacom's share repurchase program in October."

Revenues

(in millions)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Media Networks	$2,597	$2,591	—%	$7,703	$7,507	3%
Filmed Entertainment	479	856	(44)	1,858	2,368	(22)
Eliminations	(18)	(26)	NM	(81)	(83)	NM
Total Revenues	$3,058	$3,421	(11)%	$9,480	$9,792	(3)%

NM - Not Meaningful

Quarterly revenues declined 11% to $3.06 billion due to lower theatrical revenues in Filmed Entertainment, which scheduled no wide theatrical releases in the quarter. Media Networks revenues increased $6 million to $2.60 billion, primarily due to higher affiliate fees. Absent an unfavorable 2% impact of foreign exchange, Media Networks revenues increased 2%. Worldwide and domestic affiliate revenues rose 2%, driven by rate increases. Excluding the impact from the timing of product available under certain distribution agreements, domestic affiliate revenues grew in the mid-single digits. Domestic advertising revenues decreased 9%, due to a decline in traditional ratings. Worldwide advertising revenues decreased 2%, which reflects a 58% gain in international advertising revenues driven principally by Channel 5.
Filmed Entertainment revenues decreased by 44% to $479 million, largely due to a decline in theatrical revenues of 92% related to the timing of the Summer season theatrical slate. In the prior year, Transformers: Age of Extinction was released in the third quarter, while this year's summer tentpoles, Terminator: Genisys and Mission: Impossible - Rogue Nation, were widely released in the fourth quarter. Worldwide home entertainment revenues decreased 30%, to $199 million in the quarter, and Ancillary revenues declined 43%, primarily driven by the benefit in the prior year of the sale of certain distribution rights.
Operating Income/(Loss)

(in millions)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Media Networks	$1,114	$1,121	(1)%	$3,121	$3,184	(2)%
Filmed Entertainment	48	55	(13)	(11)	(8)	(38)
Corporate expenses	(58)	(61)	5	(176)	(164)	(7)
Eliminations	1	1	NM	3	(1)	NM
Equity-based compensation	(21)	(30)	30	(72)	(93)	23
Adjusted operating income	1,084	1,086	—	2,865	2,918	(2)
Loss on pension settlement	—	—	NM	(24)	—	NM
Restructuring and programming charges	—	—	NM	(784)	—	NM
Operating income	$1,084	$1,086	—%	$2,057	$2,918	(30)%

NM - Not Meaningful

Quarterly adjusted operating income was steady at $1.08 billion. Media Networks adjusted operating income declined 1% to $1.11 billion. Absent a 1% adverse impact of foreign exchange, Media Networks adjusted operating income was flat. Filmed Entertainment adjusted operating income declined $7 million to $48 million.
Quarterly adjusted net earnings attributable to Viacom declined 4% to $591 million. Adjusted diluted earnings per share for the quarter increased 4% to $1.47.

Debt
At June 30, 2015, total debt outstanding was $13.08 billion, compared with $12.70 billion at September 30, 2014. The Company’s cash balances were $421 million at June 30, 2015, a decrease from $1.0 billion at September 30, 2014.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form video, apps, games, consumer products, social media and other entertainment content for audiences in 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach a cumulative 3.4 billion television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2014 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications and	Senior Vice President, Investor Relations
Corporate Affairs	(212) 258-6377
(212) 846-7503	james.bombassei@viacom.com
jeremy.zweig@viacom.com
Pamela Yi
Director, Investor Relations
(212) 846-7581
pamela.yi@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2015	2014	2015	2014

Revenues	$3,058	$3,421	$9,480	$9,792
Expenses:
Operating	1,252	1,565	4,931	4,577
Selling, general and administrative	666	718	2,118	2,134
Depreciation and amortization	56	52	168	163
Restructuring	—	—	206	—
Total expenses	1,974	2,335	7,423	6,874
Operating income	1,084	1,086	2,057	2,918
Interest expense, net	(166)	(158)	(492)	(459)
Equity in net earnings of investee companies	28	22	103	58
Loss on extinguishment of debt	—	(11)	—	(11)
Other items, net	—	3	(30)	—
Earnings from continuing operations before provision for income taxes	946	942	1,638	2,506
Provision for income taxes	(301)	(288)	(528)	(784)
Net earnings from continuing operations	645	654	1,110	1,722
Discontinued operations, net of tax	—	(1)	—	(1)
Net earnings (Viacom and noncontrolling interests)	645	653	1,110	1,721
Net earnings attributable to noncontrolling interests	(54)	(43)	(72)	(62)
Net earnings attributable to Viacom	$591	$610	$1,038	$1,659
Amounts attributable to Viacom:
Net earnings from continuing operations	$591	$611	$1,038	$1,660
Discontinued operations, net of tax	—	(1)	—	(1)
Net earnings attributable to Viacom	$591	$610	$1,038	$1,659
Basic earnings per share attributable to Viacom:
Continuing operations	$1.49	$1.43	$2.57	$3.80
Discontinued operations	—	—	—	—
Net earnings	$1.49	$1.43	$2.57	$3.80
Diluted earnings per share attributable to Viacom:
Continuing operations	$1.47	$1.40	$2.54	$3.73
Discontinued operations	—	—	—	—
Net earnings	$1.47	$1.40	$2.54	$3.73
Weighted average number of common shares outstanding:
Basic	397.5	428.0	403.6	436.4
Diluted	401.2	435.8	408.0	444.8
Dividends declared per share of Class A and Class B common stock	$0.40	$0.33	$1.06	$0.93

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	June 30, 2015	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$421	$1,000
Receivables, net	2,720	3,066
Inventory, net	841	846
Prepaid and other assets	433	340
Total current assets	4,415	5,252
Property and equipment, net	937	1,016
Inventory, net	3,890	3,897
Goodwill	11,472	11,535
Intangibles, net	356	399
Other assets	1,025	948
Total assets	$22,095	$23,047
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$331	$475
Accrued expenses	711	969
Participants' share and residuals	797	993
Program obligations	664	703
Deferred revenue	266	259
Current portion of debt	267	18
Other liabilities	794	518
Total current liabilities	3,830	3,935
Noncurrent portion of debt	12,816	12,681
Participants' share and residuals	255	403
Program obligations	362	459
Deferred tax liabilities, net	365	266
Other liabilities	1,321	1,340
Redeemable noncontrolling interest	206	216
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 50.3 and 50.9 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 347.6 and 363.3 outstanding, respectively	—	—

Additional paid-in capital	9,981	9,772
Treasury stock, 398.0 and 377.0 common shares held in treasury, respectively	(20,725)	(19,225)
Retained earnings	14,071	13,465
Accumulated other comprehensive loss	(455)	(293)
Total Viacom stockholders' equity	2,872	3,719
Noncontrolling interests	68	28
Total equity	2,940	3,747
Total liabilities and equity	$22,095	$23,047

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the nine months ended June 30, 2015 and the quarter and nine months ended June 30, 2014 to adjusted results that exclude the impact of certain items identified as affecting comparability, including restructuring and programming charges, the loss on pension settlement, the loss on extinguishment of debt and discrete tax items. The tax impacts included in these tables have been calculated using the rates applicable to the adjustments presented. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies. There were no adjustments to our results for the quarter ended June 30, 2015.

(in millions, except per share amounts)
	Nine Months Ended June 30, 2015
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$2,057	$1,638	$1,038	$2.54
Factors Affecting Comparability:
Restructuring and programming charges (1)	784	784	520	1.27
Loss on pension settlement (2)	24	24	15	0.04
Discrete tax expense (3)	—	—	23	0.06
Adjusted results	$2,865	$2,446	$1,596	$3.91

	Quarter Ended June 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,086	$942	$611	$1.40
Factors Affecting Comparability:
Loss on extinguishment of debt (4)	—	11	7	0.02
Adjusted results	$1,086	$953	$618	$1.42

	Nine Months Ended June 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$2,918	$2,506	$1,660	$3.73
Factors Affecting Comparability:
Loss on extinguishment of debt (4)	—	11	7	0.02
Discrete tax benefits (5)	—	—	(20)	(0.05)
Adjusted results	$2,918	$2,517	$1,647	$3.70

(1) The pre-tax charges of $784 million reflect $578 million of programming charges and a $206 million restructuring charge associated with workforce reductions.
(2) The pre-tax non-cash charge of $24 million was driven by the settlement of pension benefits of certain participants of our funded pension plan.
(3) The discrete tax expense is principally related to a reduction in qualified production activity tax benefits as a result of retroactively reenacted legislation.
(4) The pre-tax charge of $11 million reflects a debt extinguishment loss on the redemption of all $600 million of our outstanding 4.375% Senior Notes due September 2014.
(5) The discrete tax benefits principally relate to the recognition of capital loss carryforward benefits.